EXHIBIT 32.1
Form of Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code
I, Carl F. Dill, Jr., the Chief Executive Officer of Technology Solutions Company, certify that:
(i)	The Form 10-Q for the quarter ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Form 10-Q for the quarter ended June 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of Technology Solutions Company.

Date: August 14, 2006	By:	/s/ CARL F. DILL, JR.

Carl F. Dill, Jr.
Chief Executive Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Technology Solutions Company and will be retained by Technology Solutions Company and furnished to the Securities and Exchange Commission or its staff upon request.